UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2017

KINDRED HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14057	61-1323993
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

680 South Fourth Street

Louisville, Kentucky

(Address of principal executive offices)

40202

(Zip Code)

Registrant’s telephone number, including area code: (502) 596-7300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As previously disclosed, Kindred Healthcare, Inc. (the “Company”) entered into a definitive agreement with BM Eagle Holdings, LLC, a joint venture led by affiliates of BlueMountain Capital Management, LLC (“BlueMountain”) under which it is in process of selling the Company’s skilled nursing facility business for $700 million in cash. The Company’s skilled nursing facility portfolio included 89 nursing centers and seven assisted living facilities in 18 states. Thirty-six of the skilled nursing facilities (the “Ventas Properties”) were or continue to be leased from Ventas, Inc. (“Ventas”), and the Company has an option to acquire the real estate of the Ventas Properties for an aggregate consideration of $700 million. As the Company closes on the sale of the Ventas Properties, the Company will pay to Ventas the allocable portion of the $700 million purchase price for the Ventas Properties and Ventas will convey the real estate for the applicable Ventas Property to BlueMountain or another designee. Through September 30, 2017, the Company has completed the sale of 68 skilled nursing facilities and four assisted living facilities for aggregate proceeds of approximately $627 million, as more specifically set forth below.

On September 30, 2017, the Company transferred the operations of 12 skilled nursing centers and four assisted living centers for aggregate proceeds of approximately $108 million to BlueMountain and affiliated buyers. Also on September 30, 2017, the Company transferred the operations of two skilled nursing facilities for aggregate proceeds of approximately $400,000 to parties unrelated to BlueMountain. These two skilled nursing facilities were previously included in the definitive agreement with BlueMountain but the Company and BlueMountain agreed to allow the sale to other unrelated parties. On August 31, 2017, the Company transferred the operations of 54 skilled nursing facilities for aggregate proceeds of approximately $519 million to BlueMountain and affiliated buyers. As a result of the sales completed on September 30, 2017, the skilled nursing facilities and assisted living facilities sold by the Company are now “significant” under Item 2.01 of Form 8-K.

The completion of the remainder of the sales are subject to customary conditions to closing, including the receipt of all licensure, regulatory and other approvals. The Company expects that the remainder of the sales will occur in phases as regulatory and other approvals are received. The Company expects that all of the sales will be completed by year end.

Item 7.01.	Regulation FD Disclosure.

Incorporated by reference is Exhibit 99.2 attached hereto, a press release issued by the Company on October 2, 2017. This information is being furnished under Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section nor shall this information be deemed incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(b) Pro forma financial information

Pursuant to Article 11 of Regulation S-X, the following unaudited pro forma financial information is also being filed under this Item 9.01:

•	Pro forma condensed consolidated statement of operations for the years ended December 31, 2016, 2015 and 2014; and

•	Pro forma condensed consolidated balance sheet as of June 30, 2017.

(d) Exhibits

Exhibit	Description

Exhibit 99.1	Unaudited pro forma financial information.

Exhibit 99.2	Press release dated October 2, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

KINDRED HEALTHCARE, INC.

Date: October 3, 2017	By:	/s/ Joseph L. Landenwich
Joseph L. Landenwich
General Counsel and Corporate Secretary